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                                                             Page 13 of 13 Pages

                                                                       Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G

                  The undersigned hereby agree to file jointly the Statement on
Schedule 13G (the "Statement") relating to the Common Stock, par value $0.01 per share of Commercial Vehicle Group, Inc. and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under
Section 13 of the Securities Exchange Act of 1934, as amended.

                  It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

                  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as February 14, 2005.


                                                ONEX AMERICAN HOLDINGS II LLC

                                                By: /s/ DONALD WEST
                                                   -------------------
                                                    Name:  Donald West
                                                    Title:  Director

                                                ONEX DHC LLC

                                                By: /s/ DONALD WEST
                                                   -------------------
                                                    Name:  Donald West
                                                    Title:  Representative

                                                ONEX CORPORATION

                                                By: /s/ DONALD W. LEWTAS
                                                   ---------------------
                                                    Name:  Donald W. Lewtas
                                                    Title:  Authorized Signatory


                                                /s/ DONALD W. LEWTAS
                                                ----------------------
                                                Authorized signatory for
                                                Gerald W. Schwartz